Exhibit 10.3
EXECUTION COPY
CONSENT
     THIS CONSENT TO CREDIT AGREEMENT (this “Consent”) is executed and delivered as of this 28th day of July, 2008, by and among LASALLE BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), the financial institutions party hereto (the “Lenders”), AKORN, INC., a Louisiana corporation (“Akorn”) and AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”).
W I T N E S S E T H :
     A. The Administrative Agent, Akorn, Akorn New Jersey and the Lenders entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings attributed to them in the Credit Agreement.
     B. Akorn intends to enter into a transaction in which it will borrow $5,000,000 from The John N. Kapoor Trust dated September 20, 1989 (“Subordinated Creditor”) and issue to Subordinated Creditor a Subordinated Promissory Note, dated as of July 28, 2008 (the “Subordinated Note”) evidencing such Debt. A copy of the Subordinated Note is attached hereto as Exhibit A. The foregoing shall be referred to herein in as the “Transaction”.
     C. The Companies have requested that the Administrative Agent and the Required Lenders consent to the action to be taken by the Companies in connection with the Transaction with respect to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. Consent. Subject to the terms and conditions herein, the Required Lenders hereby (a) consent to Akorn’s incurrence of $5,000,000 of Debt pursuant to the Subordinated Note, and (b) consent to such Debt being treated as Subordinated Debt in accordance with clause (d) of the definition thereof; provided, that the foregoing clauses (a) and (b) are expressly conditioned upon the satisfaction of the conditions to effectiveness set forth in Section 4 hereof.
     2. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Consent, each Company jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) Each Company is in good standing under the laws of its jurisdiction of formation and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
     (b) Each Company is duly authorized to execute and deliver this Consent and is duly authorized to perform its obligations hereunder.

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     (c) The execution, delivery and performance by the Companies of this Consent and the Companies’ entering into the Transaction do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Company or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Company or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Company.
     (d) This Consent is the legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.
     (e) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Consent (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).
     (f) Akorn owns good and marketable title to the real property that was subject to the Decatur Mortgage Documents free and clear of all Liens, charges and claims.
     (g) No Event of Default or Unmatured Event of Default has occurred and is continuing.
     3. Covenant. Each Company covenants that within 75 days following the date of this Consent, it shall deliver to the Administrative Agent an executed mortgage, in form and substance satisfactory to the Administrative Agent, with respect to Akorn’s facility located in Decatur, Illinois, together with title commitments, surveys, appraisals, opinions, environmental reports and any other related documents requested by the Administrative Agent.
     4. Conditions to Effectiveness. The effectiveness of this Consent is expressly conditioned upon delivering to the Administrative Agent all of the following in form and substance acceptable to the Administrative Agent: (a) this Consent executed by each Company, the Administrative Agent and the Required Lenders; (b) an executed copy of the Subordinated Note certified by the secretary of Akorn as true, accurate and complete; (c) an executed copy of the Subordination and Intercreditor Agreement in form attached hereto as Exhibit B by the Companies, the Administrative Agent and the Subordinated Creditor and (d) a certificate of the Secretary or Assistant Secretary of each Company evidencing that all corporate proceedings required to authorize the Transaction and the execution and delivery of this Consent, the Subordination Agreement and all other documents relating hereto and thereto on behalf of each Company have been duly taken and setting forth the names, offices and specimen signatures of the officers of each Company who are authorized to execute this Consent and such other

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documents on behalf of each Company. The date on which such events have occurred is the “Effective Date”.
     5. Affirmation. The execution, delivery and effectiveness of this Consent shall not operate as a waiver or forbearance of any Unmatured Event of Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Consent, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as modified hereby and as further amended, modified, restated, supplemented or extended from time to time. This Consent shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.
     6. Counterparts. This Consent may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Consent by facsimile shall be effective as delivery of an original counterpart.
     7. Headings. The headings and captions of this Consent are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Consent.
     8. Further Assurances. Each Company agrees to execute and deliver, or cause to be executed and delivered, in form and substance satisfactory to the Administrative Agent and the Lenders, such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents.
     9. APPLICABLE LAW. THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.
     10. Acknowledgment. Each Company hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that either Company has or may have had at any time through (and including) the date of this Consent, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to either Company or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement, including any amendments or modifications thereto, or otherwise.
[signature pages follow]

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     IN WITNESS WHEREOF, this Consent has been duly executed and delivered as of the day and year first above written.

AKORN, INC.

By:	/s/ Arthur Przybyl

Title:	President and CEO

AKORN (NEW JERSEY), INC.

By:	/s/ Arthur Przybyl

Title:	President and CEO

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:	/s/ Patrick J. O’Toole

Title:	Senior Vice President

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